Consent of Independent Registered Public Accounting Firm

ProLink Holdings, Corp.
Chandler, Arizona

We hereby consent to the use in the Prospectus constituting a part of this Post Effective Amendment No. 2 to Form SB-2/A on Form S-1 Registration Statement of our report dated April 14, 2008, relating to the consolidated financial statements of ProLink Holdings Corp. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona
September 22, 2008